UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2016 (March 11, 2016)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
To the extent disclosure is required under this Item, Item 5.02(e) of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 5.02(e)                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2016, the Company entered into an employment agreement to be effective as of March 5, 2016 (the "Employment Agreement"), with Javan Esfandiari to continue as the Company's Chief Scientific and Technology Officer for an additional term of three years through March 5, 2019.  Mr. Esfandiari's salary under the Employment Agreement is $335,000 for the year ending March 5, 2017, and will be increased in the second and third years for the same annual cost-of-living increase as offered to the Company's other executive officers, and he is eligible for a performance-based bonus of up to 50% of his base salary for each year.  The Company also granted Mr. Esfandiari, pursuant to the Company's 2008 Stock Incentive Plan, incentive stock options to purchase 60,000 shares of the Company's common stock. The exercise price per share of these options is equal to the fair market value of the Company's common stock as of the close of the market on March 11, 2016, which is the trading date on which the Agreement was entered into. Of these stock options, options to purchase 20,000 shares vest on each of the first three anniversaries of March 11, 2016.  Mr. Esfandiari is eligible to participate in any profit sharing, stock option, retirement plan, medical and/or hospitalization plan, and/or other benefit plans except for disability and life insurance that the Company may from time to time place in effect for the Company's executives during the term of Mr. Esfandiari's employment agreement.  If Mr. Esfandiari's employment agreement is terminated by the Company without cause, or if Mr. Esfandiari terminates his employment agreement for a reasonable basis, as defined in the Employment Agreement, including within 12 months of a change in control, the Company is required to pay as severance Mr. Esfandiari's salary for twelve months.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

10.2            Employment Agreement by and between Chembio Diagnostics, Inc. and Javan Esfandiari.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 14, 2016                                                                                                  Chembio Diagnostics, Inc.

By:            __ /s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer